Exhibit 99.1

BioCardia Announces Late Breaking Clinical Trial Presentation on CardiAMP Heart Failure Trial at the American College of Cardiology 2025 Scientific Sessions

Sunnyvale, California – January 27, 2025 - BioCardia, Inc. [NASDAQ: BCDA] today announced that the results of its double-blind randomized placebo-controlled CardiAMP HF Phase 3 study have been accepted for presentation in a late-breaking symposium at the American College of Cardiology 2025 Scientific Sessions, taking place in Chicago, March 29 -31, 2025.

Title: A Double Blind, Randomized Controlled Trial of an Autologous Cell Therapy in Patients with HFrEF: Principal Results from the CardiAMP-HF Trial
Presenter: Amish N. Raval, M.D., Professor of Medicine and Biomedical Engineering, Chair of Cardiovascular Regenerative Medicine Focus Group, and Medical Director of UW Health ST Elevation Program, University of Wisconsin at Madison

Date: March 30, 2025
Session Title: Featured Clinical Research II

Session Type: Late-Breaking Clinical Trials
Session Time: 3:30:00 PM

Session Location: Main Tent

The American College of Cardiology Scientific Sessions meeting is one of the leading forums for the latest developments in clinical trials for cardiovascular disease. Attendees include experts from across the cardiovascular medical, pharmaceutical, biotechnology, and medical device communities who share a common goal of advancing treatment for cardiovascular disease.

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response to increase capillary density, reduce tissue fibrosis, and ultimately treat microvascular dysfunction. The mechanisms that lead to microvascular dysfunction, including fibrotic, inflammatory, apoptotic, and endothelial autonomic dysfunction, are all targets of CardiAMP cell therapy, largely through production of growth factors, cytokines, chemokines, and other factors that directly counteract each of these mechanisms.

The CardiAMP clinical development for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS).

CAUTION - Limited by United States law to investigational use.

About BioCardia
BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms.  For more information visit: www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the presentation at the American College of Cardiology.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120